Exhibit 10.1

AMENDMENT TO SPONSOR EARNOUT LETTER

May 9, 2019

This Amendment (this “Amendment”) to the Sponsor Earnout Letter (as defined below) is made and entered into as of the date first written above by and among Thunder Bridge Acquisition, Ltd., a Cayman Islands exempted company (“Parent”), Thunder Bridge Acquisition LLC, a Delaware limited liability company (“Sponsor”), and Hawk Parent Holdings LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sponsor Earnout Letter (and to the extent not defined therein, the Merger Agreement).

WHEREAS, Parent, Sponsor and the Company (collectively, the “Parties”) have entered into that certain letter agreement, dated as of January 21, 2019 (as amended, including by this Amendment, the “Sponsor Earnout Letter”); and

WHEREAS, the parties to the Merger Agreement are entering into a Second Amendment to Agreement and Plan of Merger on or about the date hereof (the “Second Merger Agreement Amendment”), and in connection with the Second Merger Agreement Amendment, Sponsor is willing to forfeit additional Founder Shares, subject additional Founder Shares to vesting, and forfeit the 8,480,000 Parent Warrants (the “Sponsor Warrants”) initially purchased by Sponsor in a private placement in connection with Parent’s IPO that are otherwise owned by Sponsor as of the Closing after giving effect to any transfers in connection with any Additional Equity Financing.

WHEREAS, the Parties now desire to amend the Sponsor Earnout Letter on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Sponsor Earnout Letter, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Sponsor Earnout Letter.

(a) Section 1 of the Sponsor Earnout Letter is hereby amended to delete such section in its entirety and replace it with the following:

“1.	Sponsor hereby agrees that prior to the Closing it shall enter into an Escrow Agreement with Surviving Pubco and Continental Stock Transfer and Trust, as escrow agent (the “Escrow Agent”), in substantially the form attached as Exhibit A hereto (the “Sponsor Escrow Agreement”), and upon and subject to the Closing, Sponsor shall (i) deliver to the Surviving Pubco for cancellation by the Surviving Pubco (x) 2,335,000 of the Founder Shares and (y) any of the 8,480,000 Parent Warrants (“Sponsor Warrants”) initially purchased by Sponsor in a private placement in connection with Parent’s IPO that are otherwise owned by Sponsor as of the Closing after giving effect to any transfers in connection with any Additional Equity Financing and (ii) deposit 2,965,000 of the Founder Shares (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, and in each case only to the extent held in the Sponsor Escrow Account, the “Sponsor Escrow Shares”) into a segregated escrow account (the “Sponsor Escrow Account”) with the Escrow Agent, to be held, along with any other dividends, distributions or other income on the Sponsor Escrow Shares (“Escrow Earnings”), in the Sponsor Escrow Account and disbursed in accordance with the terms of this Agreement and the Sponsor Escrow Agreement. The number of Founder Shares and Sponsor Warrants to be cancelled and/or deposited into escrow pursuant to this Section 1 shall be equitably adjusted for stock splits, stock dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Surviving Pubco Class A Shares, Sponsor Warrants or Successor Shares after the date of this Agreement.”

(b) Section 7 of the Sponsor Earnout Letter is hereby amended to increase the Parent Expense Cap from $20,000,000 to $21,750,000.

(c) Section 8 of the Sponsor Earnout Letter is hereby amended to delete clause (iii) in the proviso thereof and replace it with the following: “(iii) prior to the Closing, Sponsor may not transfer in excess of 1,462,335 Founder Shares in the aggregate without the prior written consent of the Company”.

(d) Section 14(a) of the Sponsor Earnout Letter is hereby amended to replace the last sentence thereof and replace it with the following: “For the avoidance of doubt, the Parent Transaction Expenses shall (i) exclude (A) any Transaction Expenses or other costs or expenses incurred by the Company or any of its Subsidiaries, (B) any Parent Indebtedness and (C) incremental fees incurred specifically in relation to the Delayed Draw Facility (as defined in the Registration Statement) (including legal fees incurred specifically with respect to the negotiation of that agreement and not any other portion of the Debt Financing), and (ii) include the costs and expenses payable to Chapman and Cutler LLP (subject to clause (i)(C) above), Ellenoff Grossman & Schole LLP, Grant Thornton and Morgan Stanley;”

2. Transfer of Sponsor Warrants. The Parties hereby acknowledge and agree that in connection with the Approved Equity Financing (as defined in the Second Merger Agreement Amendment) the Sponsor has agreed pursuant to the Approved Lock-Up Agreements (as defined in the Second Merger Agreement Amendment) to transfer a total of 8,000,000 Sponsor Warrants (after giving effect to the Parent Warrant Amendment (as defined in the Second Merger Agreement Amendment) and Section 3 below) to the Approved Equity Investors (as defined in the Second Merger Agreement Amendment) that are parties to the Approved Lock-Up Agreements, subject to the terms and conditions set forth therein, and the Parties hereby approve and consent to such transfer of Sponsor Warrants.

3. Waiver of Right to Cash from Parent Warrant Amendment. Subject to the effectiveness of the Parent Warrant Amendment, Sponsor hereby waives any rights that it might otherwise have to receive any cash payment for the Sponsor Warrants (including any Sponsor Warrants to be transferred to Approved Equity Investors as described in Section 2 above) pursuant to the Parent Warrant Amendment.

4. Miscellaneous. The provisions of Section 13 and Section 14 of the Sponsor Earnout Letter shall apply mutatis mutandis to this Amendment. Any reference to the Sponsor Earnout Letter in the Sponsor Earnout Letter or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Sponsor Earnout Letter, as amended by this Amendment (or as the Sponsor Earnout Letter may be further amended or modified after the date hereof in accordance with the terms thereof).

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

COMPANY:

HAWK PARENT HOLDINGS LLC

By:	/s/ John A. Morris
Name: John A. Morris
Title: Chief Executive Officer

PARENT:

THUNDER BRIDGE ACQUISITION, LTD.

By:	/s/ Gary A. Simanson
Name: Gary A. Simanson
Title: Chief Executive Officer

SPONSOR:

THUNDER BRIDGE ACQUISITION LLC

By:	/s/ Gary A. Simanson
Name: Gary A. Simanson
Title: President

[Signature Page to Amendment to Sponsor Earnout Letter]